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                              FORM OF SHARE CERTIFICATE


NUMBER                                                                UNITS

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                                    CDC MPT+ FUNDS

                              A DELAWARE BUSINESS TRUST



This Certifies that ______________________________________________ is the owner of ___________________________________________________________________ Units of

                                    CDC MPT+ FUNDS

fully paid and non-assessable, transferable only on the books of the Business Trust in person or by Attorney, upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Business Trust has caused this Certificate to be signed by its duly authorized officers, and its Seal to be hereunto affixed this _________________ day of __________________________ A.D. 19 ____.


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                      SECRETARY                                   PRESIDENT